Exhibit 10.6

English Translation

Proxy Agreement

Among

Zeng Liqing, Wang Bin, Wang Haibing, Cheng Yunpeng, Wei Zhen and Feng Yuliang

Shanghai Shengran Information Technology Co., Ltd.

and

Shanghai Taomee Network Technology Co., Ltd.

December 31, 2009, Shanghai

Proxy Agreement

THIS PROXY AGREEMENT (“this Agreement”) was entered into by and among the following parties on December 31, 2009:

(1)	Zeng Liqing, ID card No. 610113197001232130;

(2)	Wang Haibing, ID card No. 342623198009143416;

(3)	Wei Zhen, ID card No. 652421197504283170;

(4)	Cheng Yunpeng, ID card No. 230103197705216813;

(5)	Wang Bin, ID card No. 510502196504290433;

(6)	Feng Yuliang, ID card No. 230107196712111551;

The above (1)-(6) are collectively referred to as “Entrusting Persons”, among which the above (1)-(5) are collectively referred to as “Original Entrusting Persons”

(7)	Shanghai Shengran Information Technology Co., Ltd. (“Shengran”), a wholly foreign-owned enterprise incorporated and existing under Chinese laws ( “Entrusted Person”), and its registered address is Room 2201, Building 20, Gem Tower, 487 Tianlin Road, Xuhui District, Shanghai;

(8)	Shanghai Taomee Network Technology Co., Ltd. (“Taomee”), a domestic limited liability company incorporated and existing under Chinese laws, and its registered address is Room 1008 -1009, Building 20, Gem Tower, 487 Tianlin Road, Xuhui District, Shanghai.

The Entrusting Persons, the Entrusted Person and Taomee are collectively referred to as the “Parties”.

WHEREAS:

1.	The Entrusted Person and the Original Entrusting Persons have signed a Proxy Agreement ( “the Original Proxy Agreement”);

2.	Wang Haibing, Cheng Yunpeng, Wei Zhen, Wang Bin and Feng Yuliang have entered into an equity interest transfer agreement, pursuant to which Wang Haibing, Cheng Yunpeng, Wei Zhen and Wang Bin shall transfer to Feng Yuliang the equity interests held by them which in total represent 5.00% of Taomee’s equity interest. Following such equity transfer, the shareholders of Taomee are Zeng Liqing, Wang Haibing, Cheng Yunpeng, Wei Zhen, Wang Bin and Feng Yuliang, all of whom jointly hold a total of 100% of equity interest in the entire registered capital of Taomee (“Equity Interest”). Their respective shareholding percentages are as follows:

Name	Amount of Contribution (RMB)	Shareholding Percentage

Wang Haibing	2,375,000	23.75%

Cheng Yunpeng	1,575,000	15.75%

Wei Zhen	1,737,500	17.375%

Wang Bin	812,500	8.125%

Zeng Liqing	3,000,000	30.00%

Feng Yuliang	500,000	5.00%

Total	10,000,000	100%

3.	The Original Entrusting Persons, the Entrusted Person and Taomee have established business relationships by signing a loan agreement, and the Entrusting Persons, the Entrusted Person and Taomee have also established business relationships by re-signing the exclusive technical and marketing services agreement, the equity interest pledge agreement, the option agreement and the business operation agreement (the foregoing loan agreement and the re-signed exclusive technical and marketing services agreement, equity interest pledge agreement, option agreement and business operation agreement are collectively referred to as the “New Restructuring Agreements”); since Taomee shall pay various sums to the Entrusted Person pursuant to such agreements, Taomee’s daily operating activities will be of material influence on its ability to pay corresponding sums to the Entrusted Person;

4.	As the consideration of the Entrusted Person’s obligations under the New Restructuring Agreements, the Entrusting Persons hereby respectively agree to grant the Entrusted Person an irrevocable power of attorney (“Power of Attorney”) to enable the Entrusted Person to vote by using all the voting shares (hereinafter “Shares”) of the Entrusting Persons in the company within the term of this Agreement;

5.	Taomee acknowledges the rights and obligations of the Entrusting Persons and the Entrusted Person as set forth herein, and will assist in the enforcement of the Power of Attorney herein.

NOW, THEREFORE, It is hereby agreed as follows:

1. Entrustment of Shareholder Voting Rights and Other Rights

1.1 According to the conditions and terms of this Agreement, the Entrusting Persons hereby severally and jointly commission and authorize the Entrusted Person to exercise the shareholders’ voting rights, management rights and other rights of the Entrusting Persons upon Taomee on their behalf. The powers and rights of the Entrusted Person under the foregoing entrustment include but are not limited to the following:

(1) to exercise the voting rights of the Entrusting Persons as the shareholders of Taomee;

(2) to exercise the business management rights in Taomee on behalf of the Entrusting Persons; and

(3) to exercise all the other rights of the shareholders as specified in the Articles of Association of Taomee on behalf of the Entrusting Persons.

1.2 In order to enable the Entrusted Person to effectively enforce and exercise the rights and powers granted to the Entrusted Person pursuant to Article 1.1, the Entrusting Persons acknowledge and consent that, if the Entrusting Persons are required by any laws, regulations or any government entities to present special power of attorney or similar documents or to go through relevant procedures (e.g. the notarization of the Power of Attorney) with respect to a certain specific entrusted matter, the Entrusting Persons shall immediately present such power of attorney according to such requirement.

1.3 The Entrusting Persons hereby acknowledge and confirm that, upon written request of the Entrusted Person, the Entrusting Persons shall assign such persons as are designated by the Entrusted Person to hold the positions as the legal representative and/or directors or other managerial positions of Shanghai Taomee Network Technology Co., Ltd.

1.4 The Entrusting Persons hereby agree and acknowledge that: by sending a written notice to the Entrusting Persons, the Entrusted Person shall have the right to delegate the powers and rights granted to it under Article 1.1 hereinabove to its own senior management personnel; upon receipt of the foregoing written notice from the Entrusted Person and when necessary, the Entrusting Persons shall issue a power of attorney to such senior management personnel designated by the Entrusted Person as required in the written notice by the Entrusted Person, and shall grant such personnel the same powers and rights. However, the Entrusted Person shall be entitled to require the Entrusting Persons to cancel the such authorization of such senior management personnel by giving a written notice to the Entrusting Persons; upon receipt of such written notice from the Entrusted Person, the Entrusting Persons shall immediately cancel the authorization of such senior management personnel according to the requirements in the written notice by the Entrusted Person.

2. Representations and Warranties

Taomee together with the Entrusting Persons hereby jointly and severally represent and warrant to the Entrusted Person as follows:

(1)	The Entrusting Persons are the sole, true and legally registered and beneficiary owners of such Shares, and their voting rights or right of disposal regarding such Shares are free from any restrictions; their Shares are not subject to any voting trust or other agreements or arrangements in respect of voting of such Shares; their Shares are free of any encumbrance or other transfer restriction, except as otherwise set forth herein;

(2)	The Entrusting Persons have all the rights and abilities required to enter into this Agreement and to perform their obligations and responsibilities hereunder;

(3)	The obligations and responsibilities borne by the Entrusting Persons hereunder are legal, valid and binding, and are enforceable in accordance with the terms hereof;

(4)	All actions required to be taken, satisfied or conducted, and all conditions and matters (including obtaining any necessary consent, approval and authorization, if so required by law) have been taken, satisfied or conducted (as the case may be) to the extent possible and permitted by law, and all such consent, approval and authorization are in full force and effect, so as to:

(i)	enable the Entrusting Persons to legally enter into this Agreement, exercise their rights hereunder, and perform and comply with the obligations and responsibilities they assume hereunder;

(ii)	ensure that the obligations and responsibilities assumed by the Entrusting Persons hereunder are legal, valid and binding; and

(iii)	render this Agreement admissible as acceptable evidence in any relevant jurisdiction;

(5)	The conclusion of this Agreement, the exercise of the rights hereunder, the performance of and compliance with the obligations and responsibilities hereunder by the Entrusting Persons do not violate or contravene the following, nor exceed any power or restriction granted or imposed by the following:

(i)	any laws, regulations or rules, any judgment, order or verdict, or any consent, approval or authorization that the Entrusting Persons shall abide by; or

(ii)	any provision of the Articles of Association of the Entrusting Persons or of any other applicable document or constitutive document; or

(iii)	the provisions of any agreement or document to which the Entrusting Persons are a party or which the Entrusting Persons or any of their assets are subject to;

(6)	All the approvals and authorizations required to be obtained by the Entrusting Persons from any government or other entities (if so required by law) or from any entrusted person of the Entrusting Persons for the purpose of entering into and performing this Agreement and rendering this Agreement legal and valid have already been obtained and remain in full force and effect.

3. Waiver and Severability

No failure or delay by the Entrusted Person in exercising any right, power or remedy hereunder shall be of prejudice to such right, power or remedy, nor shall such failure or delay be regarded as a waiver thereof. No single or partial exercise of such right, power or remedy shall preclude any further exercise of such right, power or remedy or the exercise of any other right, power or remedy. Should any provision of this Agreement at any time and in any respect be held illegal, invalid or unenforceable pursuant to the laws of any jurisdiction, the legality, validity and enforceability of such provision under the laws of any other jurisdiction as well as the legality, validity and enforceability of the remaining provisions hereof shall not be affected or impaired.

4. Term of Entrustment

This Agreement is executed and shall be effective on the date first written above. The term of the powers and rights granted to the Entrusted Person hereunder shall be the same as the term of the New Restructuring Agreements.

5. Governing Law

This Agreement shall be governed by and be interpreted in accordance with Chinese laws.

6. Dispute Resolution

6.1 Arbitration

Any conflict, dispute or claim (“Dispute”) arising out of or in connection with this Agreement shall be settled by the Parties hereto in good faith through negotiation. If such negotiation fails, any party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the its arbitration rules then in effect. The arbitration shall take place in Shanghai and shall be conducted in Chinese. The arbitral award shall be final and binding upon the Parties.

6.2 Enforcement of the Award

The party in whose favor the award is rendered may apply to any court of competent jurisdiction or any other judicial department of competent jurisdiction for the enforcement of the arbitral award, and all the Parties to whom the award is rendered shall consent to other parties that they will be subject to and act pursuant to the arbitral award.

7. Termination

7.1 Within the term of this Agreement, unless otherwise specified herein, Taomee or any of the Entrusting Persons may not terminate this Agreement and the Power of Attorney prior to the expiration date of this Agreement, otherwise they shall pay to the Entrusted Person a penalty for breach in the amount of RMB15 million. The Entrusted Person shall be entitled to terminate this Agreement and the Power of Attorney at any time with a thirty (30) days prior written notice to Taomee and the Entrusting Persons.

7.2 In no case shall the termination of this Agreement and the Power of Attorney release Taomee or any of the Entrusting Persons from any liability resulting from any breach of this Agreement prior to such termination.

8. Miscellaneous

8.1 Transfer

Without the prior written consent of the Entrusted Person, no Entrusting Person may assign or transfer all or part of his rights, interests or obligations hereunder. The Entrusted Person may transfer part or all of its rights, interests or obligations hereunder or under any other voting agreement. Any such transfer shall cover all the rights and obligations of the Entrusted Person hereunder, and the transferee shall be deemed as an original party to this Agreement or any voting agreement. Upon request of the Entrusted Person, the Entrusting Persons shall execute all the agreements and other documents necessary to the completion of such transfer.

8.2 Modification

Any modification or amendment to this Agreement shall be made only with Entrusted Person’s written consent. Any modification agreement or supplementary agreement executed by the Parties in connection with this Agreement shall constitute an integral part hereof and shall have the same legal effect as this Agreement.

8.2 Effectiveness

This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior contracts, agreements, understandings or arrangements, whether oral or written, regarding the subject matter hereof. Such contracts, agreements, understandings or arrangements shall be deemed to have been terminated automatically. The validity of the Original Proxy Agreement shall be immediately terminated as of the date when this Agreement comes into force.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE OF THIS PROXY AGREEMENT

Zeng Liqing

Signature:	/s/ Zeng Liqing

Wang Haibing

Signature:	/s/ Wang Haibing

Wei Zhen

Signature:	/s/ Wei Zhen

Cheng Yunpeng

Signature:	/s/ Cheng Yunpeng

Wang Bin

Signature:	/s/ Wang Bin

Feng Yuliang

Signature:	/s/ Feng Yuliang

Shanghai Shengran Information Technology Co., Ltd.

Signature and seal:	/s/ Zeng Liqing
Name of signatory: Zeng Liqing

[seal: Shanghai Shengran Information Technology Co., Ltd.]

Shanghai Taomee Network Technology Co., Ltd.

Signature and seal:	/s/ Zeng Liqing
Name of signatory: Zeng Liqing

[seal: Shanghai Taomee Network Technology Co., Ltd.]

Annex 1

Irrevocable Power of Attorney

I, Column A, a citizen of the People’s Republic of China (“China”), am a shareholder holding Column B of the entire registered capital (“My Equity Interest”) of Shanghai Taomee Network Technology Co., Ltd. (“Taomee”). In accordance with this document, I hereby declare that, in order to ensure my performance of the obligations under the Proxy Agreement (“the Agreement”) executed on the same date as this Power of attorney with Shanghai Shengran Information Technology Co., Ltd. (“Entrusted Person” or “Shengran”) and Taomee, I hereby irrevocably authorize Shengran to exercise the following rights with respect to My Equity Interest within the term of this Power of Attorney:

I hereby authorize Shengran to serve as my sole agent and entrusted person to handle all the matters in respect of My Equity Interest on my behalf, including but not limited to: 1) participating the shareholders’ meetings of Taomee; 2) exercising all the shareholder’s rights and voting rights pursuant to Chinese laws and the Articles of Association of Taomee, including but not limited to selling, transferring, pledging or disposing of part or all of My Equity Interest; and 3) designating and appointing the legal representative, chairman of the board of directors, directors, supervisors, CEO and other senior management personnel of Taomee on my behalf.

Without limiting the generality of the rights granted under this Power of Attorney, Shengran shall have the rights under this Power of Attorney and the authorized rights to sign the transfer contract specified in the Option Agreement (I am required to be a party thereto) on my behalf, and shall perform the terms of the Equity Interest Pledge Agreement and Option Agreement to which I am a party that are executed on the same day as this Power of Attorney.

All acts of Shengran in connection with My Equity Interest shall be deemed as my own acts, and all documents executed by it shall be deemed to have been executed by myself. I hereby acknowledge and approve such acts and/or documents of Shengran.

Shengran shall have the right to exercise its own discretion to delegate or transfer to any other person or entity its rights in respect of the above-mentioned matters, without notifying me or obtaining my consent in advance.

While I am a shareholder of Taomee, the authorization under this Power of Attorney shall be irrevocable and shall continue to be in effect, commencing from the date when this Power of Attorney is executed.

During the term of this Power of Attorney, I hereby waive all the rights regarding My Equity Interest that have been granted to Shengran by means of this Power of Attorney, and may not exercise such rights by myself.

This Power of Attorney shall be binding upon all my agents, assigns and successors.

Name:	Column A

Signature:	/s/ Column A

December 31, 2009

	Column A	Column B
1	Zeng Liqing	30.00%
2	Wang Bin	8.125%
3	Wang Haibing	23.75%
4	Cheng Yunpeng	15.75%
5	Wei Zhen	17.375%
6	Feng Yuliang	5.00%